EXHIBIT 23.2


                            [HJ & ASSOCIATES, L.L.C.
                                   Letterhead]


                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
The American Energy Group, Ltd.
Simonton, Texas


Gentlemen:


We hereby consent to the use in this Registration Statement of The American Energy Group, Ltd. on Form S-3 of our report dated October 9, 2000 of The American Energy Group, Ltd. for the years ended June 30, 2000, 1999 and 1998, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ H J & Associates, L.L.C.
H J & Associates, L.L.C.

Salt Lake City, Utah
November 21, 2000